Exhibit 99.5

Appendix — Source References

[SRC_061] SandboxAQ has raised over $1.4 billion in total funding at a $5.3 billion valuation and is widely expected to IPO in late-2026 or 2027.

https://quantumzeitgeist.com/top-post-quantum-cryptography-companies

[SRC_062] SandboxAQ raised a $450 million Series E in 2025 at a $5.3 billion pre-money valuation, backed by Ray Dalio, Google, NVIDIA, BNP Paribas, and Horizon Kinetics, bringing total funding above $950 million.

https://www.sandboxaq.com/press/sandboxaq-closes-450m-series-e-round-with-expanded-investor-base

[SRC_086] Since its Series B round, Zero Networks tripled its customer base, doubled its headcount, and grew revenue by more than 300%.

2025-06-03

https://www.calcalistech.com/ctechnews/article/bkbtqi2geg

[SRC_090] QuSecure has raised a total of $28 million across three funding rounds (two Seed rounds and one Series A round), with the Series A round closing in February 2025.

https://exa.ai/websets/directory/qusecure-funding

[SRC_091] QuSecure’s Series A funding round was led by Two Bear Capital with participation from Accenture Ventures.

https://www.qusecure.com/qusecure-closes-additional-series-a-funding-led-by-two-bear-capital-with-participation-from-accenture

[SRC_127] Quantinuum reported Q2 2026 revenue of $8 million, up 279% year-over-year from $2 million in the prior-year period.

https://www.quantinuum.com/press-releases/quantinuum-reports-second-quarter-2026-results

[SRC_130] Quantinuum’s GAAP net loss was $597 million in Q2 2026, compared with a net loss of $57 million in the prior-year period.

https://www.quantinuum.com/press-releases/quantinuum-reports-second-quarter-2026-results

[SRC_151] Quantinuum’s Hardware-as-a-Service cloud access contributes roughly 50% to 60% of their total early-stage annual revenue of $30.9 million.

https://koalagains.com/stocks/NASDAQ/QNT/business-and-moat

[SRC_153] Quantinuum’s R&D expenditure is $165.4 million, which is over 5x their annual sales.

https://koalagains.com/stocks/NASDAQ/QNT/business-and-moat

[SRC_169] Arqit Quantum reported revenue of $67,000 from 6 contracts for H1 FY2025, with operating costs averaging $2.4 million monthly and cash reserves of $24.8 million as of March 31, 2025.

https://www.stocktitan.net/news/ARQQ/arqit-quantum-inc-announces-financial-results-for-first-half-of-kklnhj5c5das.html

[SRC_173] Arqit Quantum’s H1 FY2026 revenue reached $623,000 from 11 contracts, up from $67,000 in H1 FY2025 and $463,000 in H2 FY2025.

https://quartr.com/events/arqit-quantum-arqq-h1-2026_F3QNA7QR

[SRC_177] Arqit’s QuantumCloud platform contributes an estimated over 85% of the company’s overall revenue generated in FY 2025.

https://koalagains.com/stocks/NASDAQ/ARQQ/business-and-moat

[SRC_183] Arqit generates revenue from contracts across telecom network operators, government, defense and enterprise organizations, including multi-year contracts representing annually recurring revenue.

https://www.stocktitan.net/overview/ARQQ

[SRC_187] Cloudflare annual revenue for 2025 was $2.168B, a 29.85% increase from 2024.

https://www.macrotrends.net/stocks/charts/NET/cloudflare/revenue

[SRC_189] Cloudflare annual revenue for 2023 was $1.297B, a 32.97% increase from 2022.

https://www.macrotrends.net/stocks/charts/NET/cloudflare/revenue

[SRC_228] Cloudflare’s enterprise solutions start at $2,000/month while also offering free plans for startups.

https://sergeycyw.substack.com/p/cloudflare-building-a-faster-safer

[SRC_242] Cloudflare stock has returned 173.0% over the past 3 years and 117.0% over 5 years, with a share price of $163.81 as reported.

https://finance.yahoo.com/news/cloudflare-post-quantum-security-moves-190814884.html

[SRC_247] QuintessenceLabs has raised $52.7M in total funding through Series B and has 23+ investors including In-Q-Tel and Chevron.

https://tracxn.com/d/companies/quintessencelabs/__VftlVA636xosjayQ2yA_CHiCxeD1EVl71gA_dML46_o

[SRC_256] QuintessenceLabs has estimated annual revenue of $12.6 Million and employs 51-200 people.

https://www.zoominfo.com/c/quintessencelabs-pty-ltd/351706776

[SRC_257] QuintessenceLabs has estimated annual revenue of $9.1M per year with estimated revenue per employee of $177,480 and total funding of $49.3M.

https://growjo.com/company/QuintessenceLabs

[SRC_258] QuintessenceLabs has 51 employees and grew their employee count by -6% last year.

https://growjo.com/company/QuintessenceLabs

[SRC_267] QuintessenceLabs had 50 employees as of September 2021 and opened a U.S. office in 2013 with an initial team of three people.

2021-10-26

https://techcrunch.com/2021/10/26/australian-quintessencelabs-grabs-25m-series-b-to-scale-quantum-safe-crypto-solutions

[SRC_272] QuintessenceLabs is a cybersecurity company specializing in quantum cybersecurity solutions for international organizations in the public sector, military, and critical infrastructure.

https://www.marketsandmarkets.com/ResearchInsight/quantum-key-distribution-qkd-market.asp

[SRC_283] QuintessenceLabs’ clients and partners include government entities, major banks, enterprise software companies, and defense primes.

https://utimaco.com/partners/quintessencelabs

[SRC_290] The Australian government invested $15 million AUD (approximately $9.4 million USD) in QuintessenceLabs from the $15 billion National Reconstruction Fund, leading a $20 million AUD (approximately $12.5 million USD) investment round.

2025-03-31

https://thequantuminsider.com/2025/03/31/australian-government-leads-quintessencelabs-20-million-aud-investment-round

[SRC_292] QuintessenceLabs has attracted backing from investors including Main Sequence, Telus Ventures, and InterValley Ventures (supported by Japan’s Mizuho Financial Group).

2025-03-31

https://thequantuminsider.com/2025/03/31/australian-government-leads-quintessencelabs-20-million-aud-investment-round

[SRC_294] Westpac Group extended two rounds of funding to QuintessenceLabs in 2015 and 2017.

https://en.wikipedia.org/wiki/QuintessenceLabs

[SRC_299] Chevron Technology Ventures is an investor in QuintessenceLabs.

https://f4.fund/startups/quintessencelabs

[SRC_044] In Q1 2024, cybersecurity sector recorded 24 M&A transactions with the largest disclosed deal being Haveli Investments’ $350M take-private of ZeroFox.

https://pinpointsearchgroup.com/cyber-security-vendor-funding-report-q1-2024

[SRC_049] In 2025, 426 cybersecurity M&A deals were announced with 74 deals disclosing financial details for a total disclosed value of $92.5 billion, including 63 pure-play cybersecurity deals valued at $84 billion.

https://www.securityweek.com/securityweek-report-426-cybersecurity-ma-deals-announced-in-2025

[SRC_058] IonQ announced plans to acquire Oxford Ionics for approximately $1.075 billion in stock and cash in June 2025.

https://thequantuminsider.com/2025/09/23/top-quantum-computing-companies

[SRC_059] IonQ acquired a majority stake in ID Quantique, a Swiss firm specializing in quantum-safe encryption, in February 2025, with ID Quantique’s products used by governments and enterprises in over 60 countries.

https://www.ionq.com/news/ionq-completes-acquisition-of-id-quantique-cementing-leadership-in-quantum

[SRC_060] IonQ completed the acquisition of Qubitekk in January 2025 and closed on Capella Space in July 2025 to enable space-based QKD networks.

https://thequantuminsider.com/2025/09/23/top-quantum-computing-companies

[SRC_063] BTQ Technologies announced a strategic investment in Keypair on December 18, 2025, to co-own Keypair’s existing and future post-quantum cryptography IP and jointly develop hardware-based security technologies.

2025-12-18

https://www.prnewswire.com/news-releases/btq-technologies-acquires-post-quantum-cryptography-ip-through-strategic-investment-in-keypair-accelerating-co-development-of-hardware-rooted-security-for-koreas-critical-infrastructure-302645630.html

[SRC_137] Quantinuum was formed in 2021 by merging Honeywell Quantum Solutions with Cambridge Quantum Computing, with Honeywell taking majority ownership.

https://quantumzeitgeist.com/quantinuum-qnt

[SRC_162] Quantinuum and Oracle announced a multi-year strategic partnership on August 11, 2026, to bring quantum computing to Oracle Cloud Infrastructure, deploying Quantinuum’s Helios quantum computer.

https://www.oracle.com/news/announcement/quantinuum-and-oracle-partner-to-accelerate-hybrid-quantum-compute-adoption-on-oracle-cloud-infrastructure-2026-08-11/

[SRC_163] Quantinuum announced a strategic collaboration with HPE to establish a framework for combining quantum computing with HPC and AI environments.

https://www.oracle.com/news/announcement/quantinuum-and-oracle-partner-to-accelerate-hybrid-quantum-compute-adoption-on-oracle-cloud-infrastructure-2026-08-11/

[SRC_227] Cloudflare made capability-building acquisitions including S2 Systems (2020), Zaraz (2021), and Area 1 Security (2022).

https://umbrex.com/resources/company-profiles/cloudflare

[SRC_244] Cloudflare has completed 21 acquisitions with an average acquisition amount of $162 million, most recently acquiring VoidZero in June 2026 for $1 million.

https://tracxn.com/d/acquisitions/acquisitions-by-cloudflare/__IL42hIOXmhTb0V8Oh8yXCcrIq4P15QTAj0oBxVCSuKw

[SRC_245] Cloudflare was most active in acquisitions in 2024, completing 5 acquisitions that year, with most acquisitions in Cybersecurity (7) and Cloud Infrastructure (3).

https://tracxn.com/d/acquisitions/acquisitions-by-cloudflare/__IL42hIOXmhTb0V8Oh8yXCcrIq4P15QTAj0oBxVCSuKw

[SRC_050] Government investment in quantum technology rose from USD 1.3 billion in 2023 to USD 1.8 billion in 2024, with public funding accounting for 34% of total quantum technology startup investments by 2024.

https://www.spinquanta.com/news-detail/quantum-technology-investment-next-computing-revolution

[SRC_051] Government quantum technology funding announcements hit USD 10 billion by April 2025, including USD 7.4 billion from Japan and USD 900 million from Spain.

https://www.spinquanta.com/news-detail/quantum-technology-investment-next-computing-revolutionsa

[SRC_139] Rajeeb Hazra, a former Intel executive, has been Quantinuum’s chief executive since 2023.

https://quantumzeitgeist.com/quantinuum-qnt

[SRC_160] Quantinuum employs over 480 individuals, including 350 scientists, at nine sites across the United States, Europe, and Japan.

https://www.prnewswire.com/news-releases/strategic-partnership-agreement-to-develop-the-quantum-computing-market-in-japan-and-asia-pacific-301652346.html

[SRC_293] QuintessenceLabs was founded in 2008 by Dr Vikram Sharma following research on quantum technology at The Australian National University.

https://en.wikipedia.org/wiki/QuintessenceLabs

[SRC_001] The post-quantum cryptography market size is set to reach USD 4.60 billion by 2030, growing at a 39.27% CAGR.

https://www.mordorintelligence.com/industry-reports/post-quantum-cryptography-market

[SRC_002] Lattice-based schemes, led by Kyber and Dilithium, commanded 52% of 2024 post-quantum cryptography revenue.

https://www.mordorintelligence.com/industry-reports/post-quantum-cryptography-market

[SRC_003] Software libraries and SDKs captured 41% of the post-quantum cryptography market size in 2024, while services represent the fastest trajectory with a 46.03% CAGR to 2030.

https://www.mordorintelligence.com/industry-reports/post-quantum-cryptography-market

[SRC_004] Government and defense led post-quantum cryptography end-user industries with 30% share in 2024; telecommunications and IT are positioned for the highest growth at a 44.07% CAGR through 2030.

https://www.mordorintelligence.com/industry-reports/post-quantum-cryptography-market

[SRC_005] North America commanded 38% of 2024 post-quantum cryptography revenue, whereas Asia-Pacific is forecast to climb at a 46.55% CAGR during 2025-2030.

https://www.mordorintelligence.com/industry-reports/post-quantum-cryptography-market

[SRC_006] On-premises solutions accounted for 46% of the post-quantum cryptography market share in 2024, while cloud-hosted deployments are set to expand at a 44.85% CAGR up to 2030.

https://www.mordorintelligence.com/industry-reports/post-quantum-cryptography-market

[SRC_007] The global post-quantum cryptography market is projected to grow from USD 0.42 billion in 2025 to USD 2.84 billion by 2030 at a CAGR of 46.2%.

https://www.marketsandmarkets.com/Market-Reports/post-quantum-cryptography-market-126986626.html

[SRC_008] The post-quantum cryptography market size was USD 0.30 billion in 2024 and is forecast to reach USD 2.84 billion by 2030.

https://www.marketsandmarkets.com/Market-Reports/post-quantum-cryptography-market-126986626.html

[SRC_009] The post-quantum cryptography market is projected to increase at a CAGR of 44.1% from USD 301.5 million in 2024 to USD 1,867.9 million by 2030.

https://www.forinsightsconsultancy.com/reports/post-quantum-cryptography-market

[SRC_010] Mordor Intelligence puts the post-quantum cryptography market at approximately $0.88 billion in 2025 and $4.60 billion by 2030.

https://www.prnewswire.com/news-releases/global-post-quantum-cryptography-market-size-projected-to-reach-2-84-billion-by-2030--302855225.html

[SRC_013] A May 2025 survey found that only 5% of enterprises had quantum-safe encryption actually deployed.

https://labs.cloudsecurityalliance.org/research/strategic-post-quantum-cryptography-migration-enterprise-roa

[SRC_015] The US PQC market will grow from $203.9 million in 2025 to $1,220.1 million in 2030, representing a 43.0% CAGR.

https://www.marketsandmarkets.com/Market-Reports/geography/post-quantum-cryptography-market/US

[SRC_026] The zero trust architecture market is forecast to generate an incremental revenue opportunity of USD 168.8 billion between 2026 and 2036.

https://www.factmr.com/report/zero-trust-architecture-market

[SRC_027] The Zero Trust Security market size is projected to grow from USD 35.24 billion in 2024 to USD 190.27 billion by 2035, representing a CAGR of 16.57%.

https://www.rootsanalysis.com/zero-trust-security-market

[SRC_028] Organizations that adopted zero trust architectures saw an 83% cut in incident-response times and an 80% drop in successful breaches.

https://www.mordorintelligence.com/industry-reports/zero-trust-security-market

[SRC_033] According to Cybersecurity Outlook 2026, 37% of respondents expect quantum technologies to affect cybersecurity within 12 months.

https://www.fortinet.com/resources/cyberglossary/quantum-computing-security

[SRC_034] Industry investment in quantum technology grew by nearly 50% to about $2 billion in 2024.

https://www.mckinsey.com/capabilities/tech-and-ai/our-insights/tech-forward/quantum-technology-investment-hits-a-magic-moment

[SRC_048] In 2024, cybersecurity funding rounds decreased in volume by 13% from 2023 but increased 4% in funding dollars, while M&A deal volume and transaction dollars increased by 5% and 13%, respectively.

https://www.returnonsecurity.com/p/the-state-of-the-cybersecurity-market-in-2024

[SRC_144] Quantinuum has a global workforce of approximately 800 employees, including top scientists and researchers, with over 70% in technical roles.

https://www.quantinuum.com/press-releases/quantinuum-and-bmw-group-expand-landmark-quantum-computing-collaboration-with-new-multi-year-partnership

[SRC_145] Quantinuum is headquartered in Broomfield, Colorado and was founded in 2021.

https://www.cbinsights.com/company/quantinuum

[SRC_152] The global quantum computing market size is projected to reach multiple billions by the early 2030s, currently expanding at a CAGR of over 30%.

https://www.marketsandmarkets.com/Market-Reports/quantum-computing-market-144888301.html

[SRC_154] Quantinuum’s IP generation capability and protective barrier are significantly above the Technology Hardware & Semiconductors – Emerging Computing & Robotics average by over 20%.

https://koalagains.com/stocks/NASDAQ/QNT/business-and-moat

[SRC_161] Quantinuum’s major customers in Japan include Nippon Steel Corporation and JSR Corporation.

https://www.prnewswire.com/news-releases/strategic-partnership-agreement-to-develop-the-quantum-computing-market-in-japan-and-asia-pacific-301652346.html

[SRC_164] Quantinuum’s notable enterprise customers and pre-IPO backers include JPMorgan Chase, Amgen, and Nvidia (via its venture arm).

https://www.linkedin.com/posts/vimalkapur_today-the-quantinuum-team-rang-the-closing-activity-7468407940736229377-MUgp

[SRC_226] Cloudflare is used by approximately 21.3% of all websites on the Internet as of January 2026 according to W3Techs.

https://en.wikipedia.org/wiki/Cloudflare

[SRC_278] In the quantum random generator module market, the top 5 vendors captured approximately 48.6% global market share in 2025, with ID Quantique SA leading at 13.2% and QuintessenceLabs holding 11.8% market share.

https://dataintelo.com/report/quantum-random-generator-module-market

[SRC_291] QuintessenceLabs counts JPMorgan Chase, the U.S. Department of Homeland Security, and DARPA among its customers.

2025-03-31

https://thequantuminsider.com/2025/03/31/australian-government-leads-quintessencelabs-20-million-aud-investment-round

[SRC_295] QuintessenceLabs is headquartered in Canberra, Australia with offices in San Jose, California.

https://en.wikipedia.org/wiki/QuintessenceLabs

[SRC_296] QuintessenceLabs was founded in 2008 as Australia’s first quantum technology company.

https://www.csiro.au/en/news/all/news/2025/october/breakthrough-quantum-secure-link-protects-data-using-the-laws-of-physics

[SRC_174] Arqit signed its first contract with the U.S. Department of Defense on March 28 for a funded program of record, in partnership with a large IT vendor.

https://www.stocktitan.net/news/ARQQ/arqit-quantum-inc-announces-financial-results-for-first-half-of-kklnhj5c5das.html

[SRC_176] Arqit partnered with Carahsoft Technology Corp. on February 5, 2024 to deliver its Symmetric Key Agreement cybersecurity product to the U.S. public sector through NASA SEWP V, ITES-SW2, NASPO ValuePoint, and OMNIA Partners contracts.

2024-02-05

https://arqitgroup.com/resources/arqit-and-carahsoft-partner-to-bring-symmetric-key-agreement-cybersecurity-product-to-the-us-public-sector

[SRC_181] Arqit has strategic partnerships with Intel, 6WIND, RAD, and Tomorrow Street, and was selected as a Scaleup Partner by Tomorrow Street.

https://quartr.com/events/arqit-quantum-arqq-h1-2026_F3QNA7QR

[SRC_225] Cloudflare was founded on July 26, 2009 by Matthew Prince, Lee Holloway, and Michelle Zatlyn, and went public on September 13, 2019 at $15 per share on the NYSE.

https://en.wikipedia.org/wiki/Cloudflare

[SRC_236] Cloudflare’s business plan won the prestigious Harvard Business School Business Plan Competition in 2009.

https://www.itpro.com/cloud/32096/everything-you-need-to-know-about-cloudflare

[SRC_237] On March 17, 2022, Cloudflare announced an expanded partnership with CrowdStrike to integrate its Zero Trust platform with CrowdStrike Falcon Zero Trust Assessment (ZTA).

2022-03-17

https://www.crowdstrike.com/en-us/press-releases/cloudflare-and-crowdstrike-expand-partnership-to-bring-integrated-zero-trust-security-to-devices-applications-and-networks

[SRC_240] Cloudflare formed a strategic cyber defense partnership with Mastercard to protect critical infrastructure and provide security for businesses and governments.

https://stockstotrade.com/news/cloudflare-inc-net-news-2026_03_18

[SRC_246] Cloudflare announced a research pilot partnership with OpenAI in July 2026 and expanded its partnership with xAI for full Grok model integration into AI Gateway in June 2026.

https://tracxn.com/d/acquisitions/acquisitions-by-cloudflare/__IL42hIOXmhTb0V8Oh8yXCcrIq4P15QTAj0oBxVCSuKw

[SRC_266] QuintessenceLabs made the approved products list for a $2 billion program run by the U.S. Department of Homeland Security focused on strengthening data protection across participating agencies.

2021-10-26

https://techcrunch.com/2021/10/26/australian-quintessencelabs-grabs-25m-series-b-to-scale-quantum-safe-crypto-solutions

[SRC_274] QuintessenceLabs has partnered with key technology players such as Cisco and IBM.

https://www.marketsandmarkets.com/ResearchInsight/quantum-key-distribution-qkd-market.asp

[SRC_280] In November 2024, QuintessenceLabs announced a partnership with Equinix to deploy QuintessenceLabs’ Trusted Security Foundation key and policy manager appliance within Equinix’s data centers.

2024-11

https://market.us/report/quantum-random-number-generator-market

[SRC_281] QuintessenceLabs is known for the world’s fastest quantum random number generators and was selected as a World Economic Forum Technology Pioneer and a Westpac top 20 ‘Business of Tomorrow’.

https://www.quantaneo.com/%E2%80%8BQuintessenceLabs-Developing-Miniature-Quantum-Random-Number-Generator_a151.html

[SRC_284] On April 30, 2024, QuintessenceLabs and Carahsoft Technology Corp. announced a partnership where Carahsoft will serve as QuintessenceLabs’ Public Sector distributor.

2024-04-30

https://www.carahsoft.com/news/quintessencelabs-and-carahsoft-partner-to-bring-cybersecurity-solutions-to-government-agencies-2024

[SRC_012] NIST finalized its first three post-quantum cryptography standards on August 13, 2024: FIPS 203 (ML-KEM), FIPS 204 (ML-DSA), and FIPS 205 (SLH-DSA).

https://labs.cloudsecurityalliance.org/research/strategic-post-quantum-cryptography-migration-enterprise-roa

[SRC_014] The NSA’s CNSA 2.0 framework provides an implementation timeline extending through 2031 for national security systems.

https://labs.cloudsecurityalliance.org/research/strategic-post-quantum-cryptography-migration-enterprise-roa

[SRC_016] All federal agencies must catalog cryptographic systems and identify quantum-vulnerable assets, with full PQC adoption required by 2030.

https://community.f5.com/kb/technicalarticles/meeting-the-federal-quantum-challenge-how-f5-enables-compliance-with-new-governm/343024

[SRC_017] Congress is considering $1.8-2.7 billion in quantum research and development funding over five years.

https://community.f5.com/kb/technicalarticles/meeting-the-federal-quantum-challenge-how-f5-enables-compliance-with-new-governm/343024

[SRC_018] Federal agencies must mandate PQC support in all government-related technology acquisitions within 90 days.

https://community.f5.com/kb/technicalarticles/meeting-the-federal-quantum-challenge-how-f5-enables-compliance-with-new-governm/343024

[SRC_019] NSM-10 requires all federal agencies to begin PQC migration and mitigate most quantum risk by 2035.

https://www.safelogic.com/compliance/pqc-standards

[SRC_020] OMB M-23-02 mandates annual inventories of quantum-vulnerable systems through 2035, prioritized by High-Value Assets.

https://www.safelogic.com/compliance/pqc-standards

[SRC_021] CISA and NSA must publish a list of quantum-safe product categories by December 1, 2025, with TLS 1.3 adoption required by January 2, 2030.

https://www.safelogic.com/compliance/pqc-standards

[SRC_022] NIST released final post-quantum cryptography standards in August 2024.

https://www.safelogic.com/compliance/pqc-standards

[SRC_023] DORA (Digital Operational Resilience Act) regulation became effective January 2025 requiring ICT risk management in financial services, including encryption and key management policies.

https://www.cryptomathic.com/a-bankers-guide-to-quantum-safe-cryptography-part-1-the-compliance-mandate-for-pqc-migration-cryptomathic

[SRC_032] NSA CNSA 2.0 requires all new National Security Systems to be quantum-safe by January 1, 2027.

https://www.fortinet.com/resources/cyberglossary/quantum-computing-security

[SRC_052] The U.S. Office of Management and Budget issued guidance (OMB Memo 22-09 and 23-02) with deadlines for federal agencies to begin encryption inventory and migration processes for quantum-safe cybersecurity.

https://arxiv.org/html/2509.01731v1

[SRC_053] Critical infrastructure sectors requiring quantum-safe migration include energy, water/wastewater, financial services, healthcare, communications, transportation, and defense, which are necessary for national security, economic stability, and public safety.

https://www.rstreet.org?post_type=research&p=100378

[SRC_056] Financial services, healthcare, energy, defense, and telecommunications sectors are better positioned to mitigate cyber risks due to established regulatory frameworks designed to safeguard critical data and infrastructure.

https://www.rstreet.org?post_type=research&p=100378

[SRC_166] Quantinuum received a $100 million grant from the U.S. Department of Commerce under the CHIPS and Science Act.

https://ca.finance.yahoo.com/news/quantinuum-enters-letter-intent-u-140500165.html

[SRC_285] QuintessenceLabs solutions are available through Carahsoft’s NASA SEWP V contracts, ITES-SW2 Contract W52P1J-20-D-0042, NASPO ValuePoint Master Agreement #AR2472, and OMNIA Partners Contract #R191902.

2024-04-30

https://www.carahsoft.com/news/quintessencelabs-and-carahsoft-partner-to-bring-cybersecurity-solutions-to-government-agencies-2024

[SRC_289] QuintessenceLabs solutions are available through NASA SEWP V, ITES-SW2, and NASPO ValuePoint government procurement contracts.

2024-04-30

https://www.prnewswire.com/news-releases/quintessencelabs-and-carahsoft-partner-to-bring-high-performance-cybersecurity-solutions-to-government-agencies-302128963.html

[SRC_054] The 2021 ransomware attack on Colonial Pipeline triggered fuel shortages and price spikes across the East Coast, demonstrating the cascading economic effects of critical infrastructure cyber disruptions.

https://www.rstreet.org?post_type=research&p=100378

[SRC_029] NTT DATA’s zero trust rollout connected 50,000 users in 30 days, proving cloud-delivered scalability.

https://www.mordorintelligence.com/industry-reports/zero-trust-security-market

[SRC_035] Experts are currently expecting cryptographically relevant quantum computers to emerge within the next 10 to 15 years.

https://pqshield.com/explainer-articles/quantum-computing-and-cyber-security-enterprise-readiness

[SRC_036] IonQ’s roadmap targets a cryptographically relevant quantum computer by 2028, the most aggressive timeline among major vendors.

https://labs.cloudsecurityalliance.org/research/strategic-post-quantum-cryptography-migration-enterprise-roa

[SRC_038] Forrester projects Q-Day (when quantum computers can break current encryption) by 2030.

https://labs.cloudsecurityalliance.org/research/strategic-post-quantum-cryptography-migration-enterprise-roa

[SRC_042] Since launching on January 31, 2025, Naoris Protocol’s post-quantum testnet processed more than 64 million post-quantum transactions, onboarded 2.1 million wallets, deployed 828,000+ security nodes, and mitigated 342 million cyber threats.

2025-05-21

https://www.nasdaq.com/press-release/naoris-protocol-begins-token-sale-first-post-quantum-infrastructure-layer-2025-05-21

[SRC_055] IBM offers Quantum Safe Migration Orchestrator (QSMO), an AI-powered platform that prioritizes cryptographic risks, maps IT components, analyzes constraints and recommends remediation patterns for enterprise quantum-safe migration.

https://www.ibm.com/services/quantum-safe

[SRC_141] Quantinuum’s H-Series trapped-ion quantum computers achieved the highest quantum volume to date of 33,554,432 in September 2025.

https://en.wikipedia.org/wiki/Quantinuum

[SRC_143] Cambridge Quantum was founded by Ilyas Khan in 2014 and develops quantum software for quantum chemistry, quantum machine learning, and quantum augmented cybersecurity.

https://www.forbes.com/sites/moorinsights/2021/12/01/quantinuum-a-new-quantum-computing-company-is-formed-from-merger-of-honeywell-quantum-solutions-and-cambridge-quantum

[SRC_147] Quantinuum’s H-Series trapped-ion quantum computers set the highest quantum volume to date of 33,554,432 (2^25) in September 2025.

https://en.wikipedia.org/wiki/Quantinuum

[SRC_150] Quantinuum’s hardware boasts an industry-leading two-qubit fidelity of 99.921%, becoming the first to reach 99.9%.

https://koalagains.com/stocks/NASDAQ/QNT/business-and-moat

[SRC_155] Quantinuum’s H-Series achieves 99.9%+ two-qubit gates consistently across all qubit pairs.

https://thequantuminsider.com/2026/06/12/trapped-ion-quantum-computing-companies-technology-and-where-it-stands-in-2026

[SRC_156] IonQ’s EQC prototypes reached 99.99% two-qubit gate fidelity in October 2025.

https://thequantuminsider.com/2026/06/12/trapped-ion-quantum-computing-companies-technology-and-where-it-stands-in-2026

[SRC_157] Superconducting systems IBM Heron r2 and IQM Radiance now reach 99.5-99.9% two-qubit gate fidelity on production systems.

https://thequantuminsider.com/2026/06/12/trapped-ion-quantum-computing-companies-technology-and-where-it-stands-in-2026

[SRC_158] Google’s Willow superconducting system achieves 99.88% fidelity and IQM’s Radiance achieves 99.91% fidelity.

https://entangledfuture.com/guides/trapped-ion-quantum-computing

[SRC_159] Microsoft and Quantinuum created four logical qubits on the H2 quantum computer, running 14,000 experiments without a single error.

https://en.wikipedia.org/wiki/Quantinuum

[SRC_167] Quantinuum’s commercial timeline is focused on delivering its fully universal, fault-tolerant computer framework by 2029.

https://www.linkedin.com/posts/vimalkapur_today-the-quantinuum-team-rang-the-closing-activity-7468407940736229377-MUgp

[SRC_168] Quantinuum launched its first generation of quantum computers with the System Model H1-1, a trapped-ion computer running on 12 qubits, in 2020.

https://en.wikipedia.org/wiki/Quantinuum

[SRC_179] Arqit’s Symmetric Key Agreement Platform is compatible with NSA CSfC Components and meets NSA CSfC Symmetric Key Management Requirements Annexe 1.2 and RFC 8784.

2025-07-30

https://ir.arqit.uk/news-events/press-releases/detail/110/arqit-launches-quantum-safe-ska-edge-controller-to-secure-deployed-military-operations

[SRC_180] Arqit launched the SKA Edge Controller on July 30, 2025, a ruggedised quantum-safe communications platform for forward-deployed defense operations.

2025-07-30

https://ir.arqit.uk/news-events/press-releases/detail/110/arqit-launches-quantum-safe-ska-edge-controller-to-secure-deployed-military-operations

[SRC_182] https://ir.arqit.uk/news-events/press-releases/detail/61/arqit-launches-the-worlds-first-integrated-solution-for-quantum-safe-vpn-connectivity-using-symmetric-key-agreement

[SRC_211] Cloudflare’s network operates in more than 330 cities across over 125 countries as of FY2024.

https://umbrex.com/resources/company-profiles/cloudflare

[SRC_232] Cloudflare’s platform affects over 25,000,000 internet properties when they push code, sees more than one billion IP addresses, and serves data from 200 cities in over 100 countries.

https://discussion.fool.com/t/the-cloudflare-story/53129

[SRC_235] Cloudflare protects over eight million websites, APIs, and applications and operates through a network of more than 300 data centres across 120 countries, managing 13,000 networks globally including all major ISPs.

https://www.itpro.com/cloud/32096/everything-you-need-to-know-about-cloudflare

[SRC_239] Cloudflare’s global network covers 300 cities across more than 100 countries, which CEO Matthew Prince says is its core differentiator for delivering zero trust security services.

https://www.crn.com/news/security/cloudflare-ceo-matthew-prince-most-zero-trust-security-tools-slow-you-down

[SRC_243] Cloudflare launched the world’s first complete Secure Access Service Edge (SASE) platform with integrated post quantum encryption.

https://finance.yahoo.com/news/cloudflare-post-quantum-security-moves-190814884.html

[SRC_273] QuintessenceLabs’ key product is the Trusted Security Foundation (TSF), a quantum-safe key and policy management platform, and it also offers Quantum Key Generation, Quantum Entropy Injector, Key Management as a Service, and Professional Services.

https://www.marketsandmarkets.com/ResearchInsight/quantum-key-distribution-qkd-market.asp

[SRC_276] In November 2022, QuintessenceLabs launched qOptica QKD technology using continuous-variable quantum key distribution (CV-QKD) to distribute keys securely over an optical link.

2022-11

https://www.cognitivemarketresearch.com/quantum-key-distribution-qkd-market-report

[SRC_277] QuintessenceLabs’ qOptica QKD uses Continuous Variable Quantum Key Distribution (CV-QKD), which was proven to be information-theoretically secure in 2009.

2022-11-30

https://www.prnewswire.com/news-releases/quintessencelabs-to-showcase-quantum-key-distribution-solution-at-quantum-world-congress-301689482.html

[SRC_297] QuintessenceLabs deployed a 12.7 kilometre quantum-secure key distribution link demonstrating strong secret key rates despite real-world fibre losses.

https://www.csiro.au/en/news/all/news/2025/october/breakthrough-quantum-secure-link-protects-data-using-the-laws-of-physics

[SRC_298] QuintessenceLabs partnered with CSIRO and AARNet to demonstrate quantum-secure communications on existing network infrastructure.

https://www.csiro.au/en/news/all/news/2025/october/breakthrough-quantum-secure-link-protects-data-using-the-laws-of-physics

[SRC_070] Korea’s KpqC Competition announced four final post-quantum cryptography algorithms on January 16, 2025: NTRU+ and SMAUG-T for key encapsulation, AIMer and HAETAE for digital signatures.

2025-01-16

https://entangledfuture.com/pqc

[SRC_071] SandboxAQ received December 2025 FedRAMP Ready status, with recent customer wins including Dow Chemical, Mayo Clinic CardiAQ, and deployment across 60 Bahrain government entities.

https://quantumzeitgeist.com/top-post-quantum-cryptography-companies

[SRC_072] SandboxAQ is an Alphabet spinout founded in 2022 and has a five-year US Department of Defense contract for PQC migration.

https://quantumzeitgeist.com/top-post-quantum-cryptography-companies

[SRC_083] Zero Networks raised $20 million in Series B funding following a five-fold increase in revenue, bringing total raised capital to $45 million.

https://zeronetworks.com/blog/5x-revenue-growth-series-b-funding-round

[SRC_084] Zero Networks’ Series B was led by U.S. Venture Partners (USVP) with participation from CrowdStrike co-founder Dmitri Alperovitch and existing investors Venrock, CyberArk, F2 Venture Capital, and Pico Venture Partners.

2023-12-13

https://www.calcalistech.com/ctechnews/article/rysul7pua

[SRC_085] Zero Networks raised $55 million in Series C funding led by Highland Europe, bringing total funding to over $100 million.

2025-06-03

https://www.calcalistech.com/ctechnews/article/bkbtqi2geg

[SRC_088] Quantum Bridge Technologies raised $8 million in Series A funding from Primo Capital SGR and Wayra (Telefónica) for quantum-safe cryptographic key distribution solutions.

2026-05-20

https://projectstartups.com/pages/cybersecurity-series-al

[SRC_134] Quantinuum completed the industry’s first traditional initial public offering, raising $1.7 billion in gross proceeds.

https://www.quantinuum.com/press-releases/quantinuum-reports-second-quarter-2026-results

[SRC_138] Quantinuum went public on Nasdaq in June 2026 through a traditional initial public offering, not a SPAC merger.

https://quantumzeitgeist.com/quantinuum-qnt

[SRC_148] Quantinuum had its IPO on June 4, 2026, listed on Nasdaq with stocks opening at $68 per share and a total valuation of $17.6 billion.

https://en.wikipedia.org/wiki/Quantinuum

[SRC_149] Honeywell has retained 48.1% voting power over Quantinuum following the IPO.

https://en.wikipedia.org/wiki/Quantinuum

[SRC_262] QuintessenceLabs has raised a total funding of $52.7M over 8 rounds, with its first funding round on May 03, 2012 and latest Series B round on April 05, 2025.

https://tracxn.com/d/companies/quintessencelabs/__VftlVA636xosjayQ2yA_CHiCxeD1EVl71gA_dML46_o

[SRC_300] https://www.marketsandmarkets.com/PressReleases/post-quantum-cryptography.asp
[SRC_301] https://www.grandviewresearch.com/industry-analysis/data-protection-recovery-solutions-market
[SRC_302] https://www.globenewswire.com/news-release/2025/05/08/3077339/0/en/Quantum-Readiness-Gap-DigiCert-Study-Finds-Just-5-of-Enterprises-Have-Quantum-Safe-Encryption-in-Place.html
[SRC_303] https://public-inspection.federalregister.gov/2026-12909.pdf
[SRC_304] https://www.whitehouse.gov/wp-content/uploads/2026/06/M-26-15-Execution-of-the-Migration-to-Post-Quantum-Cryptography.pdf
[SRC_305] https://nvlpubs.nist.gov/nistpubs/ir/2024/NIST.IR.8547.ipd.pdf
[SRC_306] https://www.ncsc.gov.uk/guidance/pqc-migration-timelines
[SRC_307] https://www.bis.org/publ/othp107.pdf
[SRC_308] https://home.treasury.gov/system/files/136/G7-CEG-Quantum-Roadmap.pdf
[SRC_309] https://www.gartner.com/en/newsroom/press-releases/2025-10-20-gartner-identifies-the-top-strategic-technology-trends-for-2026
[SRC_310] https://www.gartner.com/en/articles/top-technology-trends-2026
[SRC_311] https://www.rootsanalysis.com/zero-trust-security-market
[SRC_312] https://www.naorisprotocol.com/blog/naoris-protocol-testnet-complete-whats-next
[SRC_313] https://thequantuminsider.com/2026/04/01/naoris-protocol-launches-mainnet-introducing-post-quantum-layer-1-blockchain
[SRC_314] https://www.sciencedirect.com/science/article/pii/S092523122400198X | full PDF
[SRC_315] https://repository.essex.ac.uk/37874
[SRC_316] https://www.bis.org/publ/othp107.pdf
[SRC_317] https://www.europol.europa.eu/publications-events/publications/quantum-safe-financial-forum-call-to-action |
[SRC_318] https://www.europol.europa.eu/about-europol/european-cybercrime-centre-ec3/qsff
[SRC_319] https://home.treasury.gov/system/files/136/G7-CEG-Quantum-Roadmap.pdf
[SRC_320] https://thequantuminsider.com/2026/04/01/naoris-protocol-launches-mainnet-introducing-post-quantum-layer-1-blockchain
[SRC_321] https://csrc.nist.gov/projects/post-quantum-cryptography/post-quantum-cryptography-standardization
[SRC_322] https://csrc.nist.gov/pubs/fips/204/final

[SRC_323] https://csrc.nist.gov/pubs/fips/204/final

[SRC_324] https://www.cloudflare.com/en-in/press/press-releases/2026/cloudflare-announces-research-pilot-with-openai/

[SRC_325] https://www.latestly.com/technology/xai-deepens-partnership-with-cloudflare-grok-models-now-fully-integrated-into-cloudflare-ai-gateway-for-developers-7459098.html

[SRC_326] https://www.quantinuum.com/press-releases/honeywell-announces-600-million-capital-raise-for-quantinuum-at-10b-pre-money-equity-valuation-to-advance-quantum-computing-at-scale

[SRC_327] http://quantumcomputingreport.com/quantinuum-finalizes-100-million-chips-act-rd-award-to-accelerate-trapped-ion-manufacturing/

[SRC_328] http://quantumcomputingreport.com/quantinuum-finalizes-100-million-chips-act-rd-award-to-accelerate-trapped-ion-manufacturing/

[SRC_329] https://www.businesswire.com/news/home/20200219005233/en/QuintessenceLabs-Secures-Funding-from-In-Q-Tel

[SRC_330] https://tracxn.com/d/companies/quintessencelabs/__VftlVA636xosjayQ2yA_CHiCxeD1EVl71gA_dML46_o/funding-and-investors

[SRC_331] https://www.datamintelligence.com/research-report/quantum-cryptography-market

[SRC_332] https://www.businesswire.com/news/home/20200219005233/en/QuintessenceLabs-Secures-Funding-from-In-Q-Tel

[SRC_333] https://www.sandboxaq.com/press/sandboxaq-and-dow-cio-partner-to-strengthen-us-defenses-against-quantum-and-ai-driven-cyber-threats

[SRC_334] https://www.sec.gov/ix?doc=/Archives/edgar/data/0002110105/000162828026056743/qnt-20260630.htm